Exhibit 5
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                              [ATTORNEY LETTERHEAD]



Active Acquisitions, Inc.
265 Kern Avenue
Morro Bay, CA  93442

     Re: Registration Statement on Form SB-2 for Active Acquisitions,
         Inc., a Nevada corporation (the "Company")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public issuance of 1,000,000 shares (the "shares") of the Company's common stock, $.001 par value, to be issued by the Company.

     In connection therewith, I have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and By-laws of the Company; (ii) resolutions of the Board of Directors authorizing the offering and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as I have deemed necessary for the expression of the opinion herein contained. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

     Based on the foregoing, I am of the opinion under the laws of the State of Nevada that the Shares have been duly and validly issued and are fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the prospectus comprising part of the Registration Statement.

                                              Sincerely,

                                              /s/ R. Steven Chambers
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                                              Attorney at Law